© 2021 Valmont® Industries, Inc. Valmont Industries, Inc. First Quarter Earnings Presentation April 22, 2021

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. April 22, 20212 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

| Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 20213 STEVE KANIEWSKI PRESIDENT & CHIEF EXECUTIVE OFFICER

1Q 2021 Segment Sales and Segment Summaries April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation4 Solid First Quarter Pricing and Operational Performance • Higher volumes from increasing demand for renewable energy and utilities’ continued investments in grid resiliency • Favorable pricing, growth in wireless communication sales, and favorable currency impacts more than offset by anticipated lower transportation market volumes, as delays in the FAST Act approval during 2020, and COVID-19 impacts continued to affect timing of road and construction projects • Strong wireless communication structures and components demand led by carriers increasing capital spend in support of 5G buildouts • Favorable pricing and higher internal volumes partially offset by lower external volumes in North America due to disruptions from COVID-19 and winter weather on end customers • Global: higher volumes across most markets, particularly in the Middle East, and higher technology sales, partially offset by unfavorable currency impacts • North America: Higher volumes across all product lines and higher industrial tubing sales • Int’l: Continued deliveries of large multi-year Egypt project, strong demand in Brazil, improved product mix and sales from recent acquisitions SEGMENT SUMMARIES TOTAL 1Q 2021 SALES: $774.9M $253.1M $222.3M $93.3M $229.7M Utility Support Structures Engineered Support Structures Coatings Irrigation N.A.: $122.8M | International: $106.9M 32.7% of Sales 28.7% of Sales 12.0% of Sales 29.6% of Sales

Update on American Jobs Plan • Announced in March 2021 by President Biden with an estimated value >$2.0T • Multi-year stimulus package allocates − $620B to modernize roads, bridges and highways − $100B to electrical grid investments − $100B to high-speed broadband investments • Areas of increased emphasis − Upgrading aging infrastructure (i.e., roads and highways) − Reducing traffic congestion and carbon emissions − Hardening electrical grid − Increasing access to wireless connectivity nationwide • Result: longer-term funding stability will lead to a positive impact on infrastructure businesses 5 Timing of Benefits Uncertain but Remain Optimistic with Administration’s Direction April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

Engraining ESG in Our DNA • Published Annual Sustainability Report in March 2021 • Announced 2025 Sustainability Goals − Carbon Intensity − Global Electricity − Global Combustion Fuel − Water Standards • Earth Day celebration: commemorating installation of 1-megawatt solar field at Valley, NE campus − Largest, privately-owned, behind-the-grid solar field in Nebraska − Covers 4+ acres – provides Valley campus with 6% of electrical needs − Reinforces and strengthens our commitment to innovate with sustainability in mind 6 More to Come on ESG Initiatives at Upcoming Virtual Investor Day April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

AVNER APPLBAUM EVP & CHIEF FINANCIAL OFFICER | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 20217

1Q 2021 Financial Summary April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation8 Sales Operating Income Diluted EPS 14.9% 15.4% 29.1% • Significantly higher sales in Irrigation and Utility Support Structures • Record global backlog of more than $1.3B, reflecting strong market demand • Operating income growth driven by: ‒ Improved operational efficiency in all segments ‒ Higher volumes in Utility Support Structures and Irrigation • Higher operating income and a favorable tax rate of 21.9%, which was primarily due to a one-time incremental tax benefit associated with employee stock option exercises $M, except for per share amounts $774.9 $674.2 2021 2020 $66.9 $77.2 $2.57 $1.99 2021 2020

Sales Operating Income 13.3% (21.9%) 1Q 2021 Results | Utility Support Structures 9 ($M) Key Statistics 2020 Sales1 $ 222.9 Volume 31.5 Pricing/Mix (5.7) Acquisitions/Divestiture 2.2 Currency Translation 1.8 2021 Sales1 $ 252.7 $252.7 $222.9 2021 2020 $21.7 $27.7 2021 2020 COMMENTARY • Higher volumes from strong underlying demand, including in renewable energy markets and utilities' continued investments in grid resiliency • Awarded two additional purchase orders for the large 500kV project in the Southeast U.S. • Global backlog increased 27.0% during the quarter to a record $717.0M • Headwinds from the impact of rapid raw material cost inflation that could not be fully recovered through pricing actions and a higher mix of global generation products 1 Net sales after intersegment eliminations. April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

Sales Operating Income (2.3%) 25.1% 1Q 2021 Results | Engineered Support Structures April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation10 ($M) Key Statistics 2020 Sales1 $ 227.4 Volume (19.2) Pricing/Mix 5.4 Acquisitions/Divestiture - Currency Translation 8.6 2021 Sales1 $ 222.2 $222.2 $227.4 2021 2020 $19.9 $15.9 2021 2020 COMMENTARY • Higher wireless communication product sales and $8.6M of favorable currency impacts helped partially offset lower transportation market volume • Lighting and traffic sales decreased 10.5% YoY; lower volumes, primarily due to COVID-19 impacts on project timing and delays in approving the FAST Act extension, were partially offset by favorable pricing • Wireless communication structures and components sales grew 20.6% compared to last year from increasing capital investments from wireless carriers and favorable pricing • Access Systems sales increased 8.8% compared to last year, primarily due to favorable currency impacts 1 Net sales after intersegment eliminations.

Sales Operating Income 4.4% 16.4% 1Q 2021 Results | Coatings April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation11 ($M) Key Statistics 2020 Sales1 $ 68.6 Volume (3.4) Pricing/Mix 3.1 Acquisitions/Divestiture - Currency Translation 3.3 2021 Sales1 $ 71.6 $71.6 $68.6 2021 2020 $12.9 $11.1 2021 2020 COMMENTARY • Segment continues to improve with general economic trends • Favorable pricing offset lower external volumes due to COVID impacts on end markets, and a one-time natural gas expense of ~$800K related to the February winter weather event in Texas 1 Net sales after intersegment eliminations.

Sales Operating Income 15.6% 113.1% 63.7% 1Q 2021 Results | Irrigation April 22, 202112 ($M) Key Statistics 2020 Sales1 $ 155.3 Volume 58.9 Pricing/Mix 15.5 Acquisitions/Divestiture 4.8 Currency Translation (6.1) 2021 Sales1 $ 228.4 $23.7 2021 20202021 2020 $121.5 $106.9 $105.1 $50.2 North America International COMMENTARY • Higher agricultural commodity prices are driving positive farmer sentiment • 34% increase in sales of technology products YoY • Global backlog increased to ~$350.0M during the quarter • Higher volumes across all irrigation product lines and higher industrial tubing sales • Record sales in Brazil in local currency and deliveries of large, multi-year Egypt project continued during the quarter 1 Net sales after intersegment eliminations. $38.7 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

1Q 2021 Cash Flow Highlights April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation13 Solid Operating CF Driven by Higher Operating Income and Strategic Working Capital Management ($M) YTD 3/27/2021 Net Cash Flows from Operating Activities $ 33.2 Net Cash Flows from Investing Activities (29.3) Net Cash Flows from Financing Activities (10.7) Net Cash Flows from Operating Activities $ 33.2 Purchase of Property, Plant & Equipment (27.6) Free Cash Flows $ 5.6 1Q Cash Flow | FCF Reconciliation Cash and Debt Highlights $391.5M ($197.1M ex-U.S.) Cash at 3/27/2021 $729.6M Total Long-term Debt at 3/27/2021

Balanced Approach to Capital Allocation

2021 YTD Capital Deployment: $49M



$28
$0
$11
$10
Capital Expenditures
Acquisitions
Share Repurchases
Dividends

Purpose	Category	Details
Growing Our Business	Capital Expenditures	• 2021 CapEx expected to be $110M - $120M • Investments to support strategic growth initiatives and Industry 4.0 advanced manufacturing
	Acquisitions	• Strategic fit + market expansion • Returns exceeding cost of capital within 3 years
Returning Cash to Shareholders	Share Repurchases	• Opportunistic approach, supported by FCF • Repurchased 50,147 shares at an average price of $221.98 per share • $137M remains on current authorization as of 3/27/21
	Dividends	• 11% dividend increase announced February 2021 • Payout ratio target: 15% of earnings • Current payout: ~22%

14 April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

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Strong Balance Sheet and Liquidity to Endure COVID-19 Uncertainty April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation15 Cash $391.5M Total Debt (Long-term) $729.6M Shareholders’ Equity $1,250.1M Total Debt to Adj. EBITDA1 2.1x Net Debt to Adj. EBITDA1 1.0x Available Credit under Revolving Credit Facility2 $585.4M Cash $391.5M Total Available Liquidity $976.9M AS OF MARCH 27, 2021 ► Long-term debt of $729.6M, mostly fixed-rate, with long-dated maturities to 2044 and 2054 ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations and maintain investment grade credit rating − Moody’s reaffirmed Baa3/Stable credit rating during Q1 − Purchased $11.1M of company stock in Q1, and $136.8M remains on current authorization − Announced 11% increase to quarterly dividend in February 1 See slide 33 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $600M Total Revolver less borrowings and Standby LC”s of $15M.

2Q 2021 / Full Year 2021 Outlook and Key Assumptions 16 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 2Q21 OUTLOOK1 KEY ASSUMPTIONS • Favorable foreign currency translation impact of ~2% of Net Sales • In Utility Support Structures, significant raw material cost inflation negatively impacting gross profit margins in 1H21 • Expect 2H21 tax rate between 24.0% - 25.0%; no tax law changes • CapEx to be in the range of $110M - $120M to support strategic growth initiatives and Industry 4.0 advanced manufacturing initiatives • No closures of large manufacturing facilities, workforce disruptions, or significant supply chain interruptions $805M – $830M Net Sales, an increase of 17% - 20% YoY 1 Exclusive of potential future restructuring activities 9.5% – 10.5% Operating Profit Margin 23.0% – 24.0% Tax Rate 9% – 14% Increase in Net Sales YoY $9.00 – $9.70 Diluted EPS 27% – 30% Increase in Irrigation Segment Sales YoY FY21 OUTLOOK1

2021 Segment Market Trends April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation17 Consistent Solid Cash Flow Generation Expected USS • Strong backlog provides good visibility • Expect quality of earnings to improve beginning in 2Q • Contractual increases in selling prices will begin offsetting steel cost inflation; expect a meaningful improvement in gross profit margins to accelerate in the 2H21 as higher steel cost indices are reflected in selling prices ESS • Expect some short-term softness in transportation markets, as projects have been delayed due to 2020 FAST Act extension approvals and continued COVID-19 impacts, especially in France and India • Expect sales to grow 15% - 20%, in line with market expectations, as carriers’ investments in 5G are expected to accelerate throughout 2021 COATINGS • End-market demand correlates closely to industrial production levels • Expect modest sequential growth as economy continues to improve, and benefit from government stimulus initiatives in certain international markets, including Australia IRRIGATION • Expect favorable comparisons based on estimated timing of large Egypt project deliveries, strong net farm income driving positive farmer sentiment, and a robust Brazilian market

Fundamental Market Drivers Remain Resilient

USS

- Record backlog demonstrates ongoing demand and necessity for renewables, grid hardening and expanding ESG focus within utility industry
- Awarded third and fourth purchase orders of ~$220M for the large projects in the Southeast U.S. extending the backlog through beginning of 2023 with that project
- Well-positioned to be a preferred strategic partner with utilities and developers for their renewable energy goals

ESS

- Short-term market softness in transportation
- Solid long-term market trends for road construction and single-family housing
  - Critical need for infrastructure investment provides very good economic stimulus for nations
- Expect continued growth in wireless communication products to accelerate in 2021
  - Carriers' investments support work and school-at-home and macro buildouts in suburban and rural communities, aligning with favorable trends in residential construction

COATINGS

- Closely following industrial production trends and general economic activity
- Global preservation of critical infrastructure over the long-term
- Increased number of economies actively fighting costs of corrosion will drive need to extend life of steel products globally over the long-term
- Fits well within ESG principles

IRRIGATION

- Net farm income improvements have improved growth sentiment, and tighter ending stocks have driven grain prices to 6- and 7-year highs
- Improved demand along with strength across international markets and the large-scale, multi-year project in Egypt is providing a good line of sight for 2021
- Announced PivoTrac acquisition, a Texas-based ag technology company with products focused on telemetry and control
  - Strengthens footprint in Texas panhandle
  - Adds 9,000+ connections to portfolio
  - Technology will integrate well with AgSense Platform

No Change Anticipated in the Near- and Long-term

18 April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

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Execution focus and benefit of positive market tailwinds across businesses have led to a great start to 2021 – expected to extend into 2022 Expect solid operating performance and strong EPS accretion in 2021; managing through current inflationary environment very well through proactive pricing actions and strength of global supply chain Remain focused on profitable growth and ROIC improvement, while keeping employees and communities safe; investing in our business for growth Summary 19 More to Come at Upcoming Virtual Investor Day on May 20, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 01 02 03

Q&A 20 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021

APPENDIX 21 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021

1Q 2021 Financial Summary 22 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 Net Sales 2021 2020 Change Engineered Support Structures $ 222.3 $ 230.7 (3.6%) Utility Support Structures 253.1 225.5 12.3% Coatings 93.3 88.1 5.9% Irrigation 229.7 156.7 46.5% Intersegment Sales (23.5) (26.8) NM Net Sales $ 774.9 $ 674.2 14.9% Operating Income $ 77.2 $ 66.9 15.4% Net Income $ 55.0 $ 42.9 28.2% Diluted Earnings Per Share (EPS) $ 2.57 $ 1.99 29.1% $M, except for per share amounts .

Steel Material Index Trends 2020-2021 YTD 23 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 The steel material index has increased 131.1% from its lowest point (515.0) in 2020 to the current 1190.0 level recorded this week. Source: FastMarketsAMM.

State Transportation Investment Funding Measures 24 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 • State legislators in 32 states introduced 113 transportation funding measures in the first two months of 2021 • Funding Approved in 2021 Sessions: $16,500,008,000 • 31 one-time funding bills. 17 reoccurring revenue bills • 20 bills to increase gas tax and 17 to raise fees on electric vehicles Source: Transportation Investment Advocacy Center

State Transportation Investment Funding Measures by Type 25 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 Source: Transportation Investment Advocacy Center

5G Adoption Forecast and Capex Spend Post-COVID 26 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 Source: GSM Association

U.S. Net Farm Income April 22, 202127 Source: USDA Farm Income Data, Updated February 5, 2021Farm Income Data, Updated February 5, 2021. 10 11 13 12 14 22 46 25 83 71 49 64 68 61 75 86 0 20 40 60 80 100 120 140 2014 2015 2016 2017 2018 2019 2020F 2021F Net Farm Income w/ Government Payments Dir. Gov't Payments NFI, less Gov't Payments 93 76 62 82 ($ B ) 82 83 121 111 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

U.S. Commodity Price Trends and Forecast April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation28 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 US CORN - $/bu $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 US SOYBEANS - $/bu • 7-month Commodity run driven by supply & demand • COVID whipsaw driving short supplies in both feed stocks (grains) and protein cold-storage • World markets (China) are driving significantly higher demand for US grain exports Since August 1st 2020 • Corn up +85% • Soybeans up +60% • Cotton up +30% • Wheat up +30%

US Commodity Price Trends, July 2020 – Apr 2021 29 April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation Source: Investing.com.

U.S. Net Cash Farm Income by Year April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation30 Source: USDA, American Farm Bureau Federation

2011-2020 Historical Free Cash Flow[1]

($M)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net cash flows from operating activities	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3
Net cash flows from investing activities	(84.1)	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)
Net cash flows from financing activities	(45.9)	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(220.0)	(162.1)	(98.9)	(173.8)
Net cash flows from operating activities	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3
Purchase of plant, property, and equipment	(83.1)	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)
Free Cash flows	66.6	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6
Net earnings attributed to Valmont Industries, Inc.	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8	$ 140.7
Adjusted net earnings attributed to Valmont Industries, Inc.[1]	$ 162.3	N/A	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	N/A	163.8
Free Cash Flow Conversion - GAAP	0.29	0.43	1.04	0.55	5.66	1.01	0.67	0.86	1.37	1.49
Free Cash Flow Conversion - Adjusted	0.41	N/A	0.98	0.53	1.71	1.27	0.49	0.66	N/A	1.28

1) Reconciliation of Net Earnings to Adjusted Figures

	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net earnings attributed to Valmont Industries, Inc.	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8	$ 140.7
Change in valuation allowance against deferred tax assets	(66.0)	—	—	—	7.1	(20.7)	41.9	—	—	—
Impairment of long-lived assets	—	—	12.2	—	61.8	1.1	—	28.6	—	23.1
Reversal of contingent liability	—	—	—	—	—	(16.6)	—	—	—	—
Other non-recurring expenses (non-cash)					18.1	—	—	—	—	—
Deconsolidation of Delta EMD, after-tax and NCI	—	—	4.4	—	—	—	—	—	—	—
Noncash loss from Delta EMD shares	—	—	—	3.8	4.6	0.6	0.2	—	—	—
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 162.3	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	$ 153.8	$ 163.8

10 Year Average FCF is $154M; Last 5 Years Has Averaged $151M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

31 April 22, 2021 | Valmont Industries, Inc. | 1Q 2021 Earnings Presentation

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Years of rapid raw material cost inflation GAAP 0.29X 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X 1.49X Adj. 0.41X N/A 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X N/A 1.28X 2011 – 2020 Free Cash Flow1 ($M) 67 100 290 101 227 175 78 81 210 210 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 10-yr Avg. $154M GAAP 1.34X Adj. 0.91X Historical FCF Conversion by Year1 Strong Free Cash Flow throughout the Cycle 32 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

Calculation of Adjusted EBITDA and Leverage Ratio 33 | Valmont Industries, Inc. | 1Q 2021 Earnings PresentationApril 22, 2021 Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. YTD 27-Mar-21 Net earnings attributable to Valmont Industries, Inc. $ 152,779 Interest expense 41,061 Income tax expense 50,631 Depreciation and amortization expense 83,581 EBITDA 328,052 Cash restructuring expenses 18,955 Impairment of goodwill and intangible assets 16,638 Impairment of property, plant, and equipment 3,751 Adjusted EBITDA $ 367,396 Debt $ 772,918 Leverage Ratio 2.10 Debt $ 772,918 Cash 391,458 Net Debt 381,460 Leverage Ratio 1.04 ($000s)